Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-155445 and No. 33-61847) of Protective Life Corporation of our report dated June 29, 2009 relating to the financial statements and supplemental schedules of the Protective Life Corporation 401(k) and Stock Ownership Plan, which appears in this Form 11-K.

/s/ PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP
Birmingham, Alabama
June 29, 2009

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